EXHIBIT 10.1

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT is made and entered into as of the 7th day of September, 2004, by and between RUBY MINING COMPANY, a Colorado corporation ("Ruby") and DIVERSIFIED FINANCIAL INVESTOR RELATIONS CONSULTANTS LLC, a Florida Limited Liability Corporation ("Consultant").

     WHEREAS, Consultant has extensive knowledge and experience in the structure, management and operation of public companies; identifying and negotiating with prospective business partners and directors, officers, consultants; Consultant has experience in dealing with financial advisors and retail clients, which are shareholders. Consultant has compiled a list of over 5,000 Financial Advisors, complete with addresses and phone numbers; Consultant will be contacting them on a regular basis to search out those that may be interested in Admiralty and encouraging them to build a position in the company.
H. Lee McCauley, manager of Diversified Financial has operated his own financial services retail firm, under the name of M & A Financial, for eleven years; He has been recognized by Registered Representative magazine as one of America's Top Ten Investment Advisors; and he was recognized by Raymond James Financial Services for operating the most outstanding office and selected as Manager of the Year. This experience gives Consultant an advantage when contacting financial advisors or shareholders;

     WHEREAS, Consultant has set up a network of former financial advisors to assist in carrying out its business plan;

     WHEREAS, Ruby desires to have Consultant provide consulting services to and for it and Consultant desires to provide such services;

     NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto covenant and agree as follows:

     1. For a period of 24 months, beginning on September 7, 2004 (the "Consulting Period"), Consultant shall serve as a consultant and advisor to Ruby on matters relating to the identification and negotiation of agreements with prospective joint venture and strategic alliance partners, both foreign and domestic; the securing of new rescue and recovery permits; both foreign and domestic; and the establishment of offices and operations in foreign jurisdictions.

     2. During the Consulting period, Ruby shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the reasonable direction of Ruby's Chairman of the Board of Directors and Chief Executive Officer, G. Howard Collingwood. It is understood that the Consultants services are not exclusive to Ruby Mining Company.

     3. Consultant's services shall be rendered from his office or home, or, at Ruby's request, from Ruby's executive offices. Reasonable travel, telephones, entertainment and other expenses when incurred by Consultant at the request of Ruby Mining Company to render services at locations other than his office or home or from Ruby's offices shall be reimbursed by Ruby promptly upon receipt of proper invoices and statements with regard to the nature and amount of those expenses.

     4. Consultant shall have no authority to bind Ruby by or obtain any obligation, agreement, promise, or representation without first obtaining the written approval of the Chief Executive Officer of Ruby. Consultant shall not incur any liability on behalf of Ruby or in any way represent or bind Ruby in any manner or thing whatsoever and nothing herein shall be deemed to constitute either party the agent or representative of the other. Ruby shall indemnify and hold Consultant harmless from and against any liability resulting from the performance of the consulting services hereunder.



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     5. In consideration of Consultant's entering into this Agreement, Ruby has agreed to issue to Consultant on or before January 15, 2005, 500,000 shares of Ruby's Common Stock (the "Shares") with an agreed value equal to the closing price of Ruby's Common Stock on September 7, 2004 and a warrant to purchase 100,000 shares of Ruby `s Common Stock (the "Warrant Shares"), with an exercise price of $.46 per share with an expiration date of September 7, 2009. Such shares shall be restricted until 1 year after issuance or until a registration occurs whichever occurs first. The warrants may be exercised at any time before September 1, 2009 and will yield stock restricted for 1 year from the date exercised or until registration occurs whichever comes first. Ruby also agrees to pay $2500.00 per month draw against any commission owed Consultant on any money raised for Ruby, to be paid at a rate of 10%.

     6. If the stock reaches a bid price of $3.00 or more and maintains a level for twenty (20) consecutive trading days at any time during this agreement, an additional 500,000 warrants shall be issued under the same terms as in item 5.

     7. Consultant understands and agrees that he is an independent contractor rather than an employee or agent of Ruby.

     8. Consultant shall be responsible for withholding, paying and reporting any and all required federal, state, or local income, employment and other taxes and charges. Consultant understand and agrees that Ruby will make no deduction from payments to Consultant for federal or state tax withholdings, social security, unemployment, worker's compensation or disability insurance.

     9. Consultant agrees that he will not, without Ruby's prior consent, disclose to anyone, any trade secrets of Ruby or any confidential, non-public information relating to Ruby's business, operations or prospects.

     10. It is understood and agreed that the services of Consultant are unique and personal in nature and neither Consultant nor Ruby shall designate or assign all or any portion of his or its required performance to any other individual, firm or entity, without the other's written consent.

     11. No waiver, amendment or modifications of any provision of this Agreement shall be effective unless in writing and signed by both parties. This Agreement shall be binding upon and inure to the benefit of the heirs, successors, permitted assigns and legal representatives of the parties. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior negotiations, discussions and other agreements with respect to the subject matter hereof. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia. This Agreement may be executed in on or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The undersigned signatories signing for Ruby have full authority to execute this Agreement on behalf of Ruby and thus to legally bind Ruby to all of the terms hereof.

     IN WITNESS WHEROF, this Agreement has been executed as of the 7th day of September, 2004.



     (SIGNATURE PAGE FOLLOWS)









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                                          DIVERSIFIED FINANCIAL INVESTOR
                                          RELATIONS CONSULTANTS, LLC

                                          By:  /s/  H. Lee McCauley
                                              --------------------------------
                                               H. Lee McCauley, Manager

                                          RUBY MINING COMPANY

                                          By:  /s/  G. Howard Collingwood
                                              --------------------------------
                                               G. Howard Collingwood, CEO

                                          By:  /s/  Murray D. Bradley, Jr.
                                              --------------------------------
                                               Murray D. Bradley, Jr., Secretary